UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

Blackstone Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2018, Blackstone Real Estate Income Trust, Inc. (the “Company”) entered into an Amended and Restated Dealer Manager Agreement with Blackstone Advisory Partner L.P. (the “Dealer Manager”). The Amended and Restated Dealer Manager Agreement modifies the previous Dealer Manager Agreement to provide for a selling commission of up to 1.5% of the transaction price for each Class D share sold, as well as other administrative changes. The Amended and Restated Dealer Management is filed as Exhibit 1.1 hereto and is incorporated by reference herein. Corresponding updates and other changes have been made to the associated Form of Selected Dealer Agreement, which has been filed as Exhibit 1.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Dealer Manager Agreement, dated May 1, 2018, by and between Blackstone Real Estate Income Trust, Inc. and Blackstone Advisory Partners L.P.

1.2	Form of Selected Dealer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: May 1, 2018
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary